SECURITIES AND EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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                        DATE OF REPORT: December 12, 2001


                              THE TIREX CORPORATION
             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                   33-17598-NY
                            (Commission File Number)

                                   22-2824362
                      (IRS Employer Identification Number)

                                3828 ST. PATRICK
                            MONTREAL, QUEBEC H4E 1A4
               (Address of Principal Executive offices) (Zip Code)


                                 (514) 933-2518
                         Registrant's Telephone Number,
                               including Area Code
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable. As of December 11, 2001, the Company has 197,363,834 common shares issued and outstanding.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.


ITEM 5.  OTHER EVENTS

         The Registrant has undergone the following significant event which transaction transpired in Canadian dollars and has been converted, for purposes of this Report, to U.S. dollars using an approximate exchange rate of $.64 American for every $1.00 Canadian and rounded to the nearest US$1.00.

         On September 13, 2001 the Canada Customs and Revenue Agency (Canadian equivalent to the IRS) approved the issuance to the Company of Cdn$461,998 (US$295,700), representing the scientific research & development tax credit due to the Company, net Cdn $57,175 (US$36,600) due by the Company in respect of payroll taxes. At that time, the Company was past due on certain reimbursements to Canada Economic Development for Quebec Regions (CEDQR) in respect of one of several loans previously received from that Canadian Federal Government Agency, (formerly known and referred to in previous Company filings as FORD-Q) under the Industrial Recovery Program for Southwest Montreal (IRPSWM) and under the IDEA program. CEDQR declared the Company to be in default on that loan which had a principal balance of Cdn$383,101 (approximately US$245,200). CEDQR seized the entire balance of the tax credit check, rather than only the amount past due to them. CEDQR, the Agency having declared the default, has the power to reverse such a declaration, but, so far, has declined to do so, citing uncertainty as to the Company's future ability to meet its debt obligations under the loans. The net amount remaining due to CEDQR is approximately Cdn$241,610 (US$154,600).


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

         The effect of the action of CEDQR is to reduce the availability of cash, and the failure of the Company to secure the release of these funds has left it with very limited working capital, which will require the Company to seek other sources of funds. The Company cannot provide any assurances that it will be successful in securing such other sources of funds either on terms or in the amounts required or within a reasonable time, if at all.


ITEM 6.  RESIGNATION OF OFFICERS AND DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Not applicable.


ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.


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

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         The Tirex Corporation



December 12, 2001                         By: /s/ JOHN L. THRESHIE, JR.
                                             -----------------------------
                                             John L. Threshie, Jr.
                                             President and Chief
                                             Executive Officer


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